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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 1, 2004

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       New Jersey                                             13-3152196
-------------------------------                        -----------------------
(State or other jurisdiction                              (I.R.S. Employer
 of incorporation)                                      Identification Number)

                                     0-17038
                            ------------------------
                            (Commission File Number)


    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
    -------------------------------------------------------------------------
         (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The employment of Richard M. Finkbeiner, the former Senior Vice President and Chief Financial Officer of Concord Camera Corp. (the "Company"), terminated effective as of July 27, 2004. In connection therewith, on September 1, 2004 Mr. Finkbeiner and the Company entered into a Separation Agreement, dated effective as of August 18, 2004. Pursuant to the Separation Agreement, Mr. Finkbeiner is to receive: (a) the equivalent of his base salary of $262,500 per annum through July 26, 2005, payable in accordance with the Company's normal payroll practices; (b) a lump sum payment of $12,500; (c) pay for accrued but unused vacation; and (d) $75,000 of the vested funds in his Supplemental Executive Retirement Plan, in a lump sum payment. In return, Mr. Finkbeiner provided the Company with a general release. Under the terms of the Separation Agreement, Mr. Finkbeiner is prohibited from competing with the Company for one year following the termination of his employment with the Company. The terms of the Separation Agreement are generally consistent with the termination provisions of Mr. Finkbeiner's Terms of Employment.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              CONCORD CAMERA CORP.


Date:  September 7, 2004                      By: /s/ Alan Schutzman
                                                  ------------------------------
                                                  Alan Schutzman,
                                                  Senior Vice President,
                                                  General Counsel and Secretary


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